Exhibit 99.1

Press Inquiries:
CME Group	Press Inquiries:
Anita Liskey, 312/466.4613	NYMEX
Allan Schoenberg, 312/930.8189	Anu Ahluwalia, 212/299.2439
news@cmegroup.com
Investor Contact:
Investor Contact	Keil Decker, 212/299.2209
John Peschier, 312/930.8491

FOR IMMEDIATE RELEASE

CME Group Inc. to Acquire NYMEX Holdings, Inc. on Terms Previously Announced

Strategic combination creates leading global exchange with benchmark products in every major asset class

Chicago and New York – March 17, 2008 – CME Group Inc. (NYSE, NASDAQ: CME) and NYMEX Holdings, Inc. (NYSE: NMX) today announced they have signed a definitive agreement under which CME Group will acquire NYMEX Holdings (NYMEX), the parent company of New York Mercantile Exchange, Inc. on the terms previously announced. The transaction joins the complementary product offerings of two of the industry’s leading and most dynamic exchanges. This combination will further diversify the company’s revenues, with products in every major asset class. It also will better position the company to compete globally with other cash, over-the-counter (OTC) and regulated markets and participate in the fast-growing global energy market. The transaction also is expected to deliver significant customer benefits through clearing capital efficiencies related to equity holding requirements, portfolio margining and security deposits for joint clearing members. Additional benefits will include harmonized trading and administrative technology systems, building on the existing CME Group/NYMEX exclusive electronic trading agreement.

Under the terms of the definitive agreement, shareholders of NYMEX will receive total consideration equal to 0.1323 shares of CME Group Class A common stock and $36.00 in cash for each share of NYMEX common stock outstanding, or an aggregate of approximately 12.5 million shares of CME Group Class A common stock and cash of $3.4 billion. NYMEX shareholders will hold approximately 18.6% of the combined company on a pro forma basis. Shareholders of NYMEX can elect to receive either CME Group Class A common stock or cash for each share of NYMEX common stock. The exact amount of the cash and stock consideration to be received by each NYMEX shareholder will be determined by proration in the event that total cash elections are either greater than or less than the mandatory cash component of approximately $3.4 billion. CME Group may choose to increase the cash amount if NYMEX shareholders elect to receive more than $3.4 billion in cash, under certain circumstances.

The strategic combination is expected to create substantial value for shareholders through the realization of approximately $60 million in cost synergies and additional compelling growth opportunities. As part of the transaction, NYMEX is required to offer to purchase the 816 outstanding NYMEX Class A memberships for consideration not to exceed $500 million in the aggregate, or approximately $612,000 per membership. The closing of the transaction will be conditioned on, among other things, at least 75 percent of the memberships being repurchased.

The combined company will provide global market participants access to the leading financial and agricultural exchange and the leading energy and metals exchange in a regulated, transparent marketplace distributed around the world through the enhanced speed and capacity of the CME Globex® platform. NYMEX customers will benefit from a single point of contact from trade matching through clearing. CME Group will continue to offer multiple venues for execution, including trading floors in Chicago and New York, clearing on the NYMEX ClearPort® platform, as well as electronic trading on CME Globex, which is available to customers worldwide virtually 24 hours each trading day. The combined company will continue to operate a trading floor in New York City as long as both revenue and profitability thresholds are achieved going forward.

“This strategic combination with NYMEX, the premier exchange in energy and metals derivatives trading, continues both of our companies’ traditions of finding innovative ways to create value for our customers and shareholders,” said CME Group Executive Chairman Terry Duffy. “This agreement builds on our existing trading technology agreement announced in April 2006 that has allowed customers around the world to benefit from access to NYMEX’s benchmark energy and metals products. Since coming onto the CME Globex platform, average daily volume of NYMEX products on CME Globex has increased to nearly one million contracts. Through this combination, we will be better able to generate synergies between our exchanges to provide increased efficiencies and new trading opportunities for customers around the world and create new long-term value for our shareholders. We greatly appreciate the statements of support made this morning by our Congressional leaders, including Senators Durbin and Schumer, as we continue our commitment to both New York and Chicago through this transaction.”

“NYMEX shareholders and customers have benefited greatly from our existing technology services agreement with CME Group, and this transaction allows us to take the business and our growth to a much higher level,” said NYMEX Chairman Richard Schaeffer. “CME Group has excellent potential for strong future growth and our careful review of the various options available to NYMEX for enhancing long-term shareholder value concluded that this transaction is the best path for NYMEX customers and shareholders alike. We are excited by the unique opportunities this combination creates for us to continue to build our business internationally, further improve cost efficiencies and trading opportunities, and grow shareholder value.”

“CME Group is committed to providing market users around the world with the broadest array of benchmark products, deep pools of liquidity, and the choice of trading on our electronic platform or trading floors,” said CME Group Chief Executive Officer Craig Donohue. “Because energy products complement our diverse suite of product offerings, this acquisition creates immediate and long-term value for our combined company, our customers and our shareholders. We have a proven track record of completing large-scale integrations on schedule and according to plan, with a focus on ensuring a seamless experience for users of our markets. In addition to the expected operational cost efficiencies and revenue enhancements, the combined company will be able to further distribute NYMEX benchmark products and expand OTC energy trading opportunities, helping to ensure that CME Group can sustain its strong, globally competitive position in the future.”

“Both NYMEX and CME Group have a proven track record of bringing new and innovative risk management products to the marketplace, and we are excited about the potential to create a viable, long-term trading environment for our combined products,” said NYMEX President and Chief Executive Officer James E. Newsome. “In addition, the combination will create new development opportunities in new markets, for new products and for new customers. As a result of NYMEX combining with CME Group, market participants will continue to rely on the price transparency and liquidity they have grown to expect from both exchanges while utilizing the CME Globex electronic trading platform. NYMEX has always been proud of giving its customers the ability to choose where and how they trade by offering a diverse set of risk management tools in multiple venues. This transaction will expand those options tremendously.”

Upon completion of the transaction, Duffy will remain Executive Chairman of CME Group and Donohue will remain Chief Executive Officer. The Board of Directors of CME Group will add three directors from NYMEX.

Strategic Benefits of the Transaction

•	Financially Attractive: CME Group and NYMEX expect the transaction to become accretive to earnings on a GAAP basis within 12 to 18 months after the close.

•	Synergy Opportunities: Anticipated pre-tax cost savings of approximately $60 million annually, driven primarily by technology and administrative cost reductions.

•	Operational Efficiencies: Expected customer benefits derived from clearing efficiencies, harmonized trading and administrative technology systems.

•

Strategic Position: Affords CME Group the opportunity to provide a regulated, transparent exchange for global energy and metals market participants, thereby offering an alternative to opaque market models that exist in the cash and OTC markets today.

•	Global Growth: The combination will also significantly expand CME Group’s presence where energy and metals products are central to risk management strategies, particularly in the Middle East and Asia.

•

Worldwide Partnerships: Efforts to expand NYMEX’s energy presence globally through its existing relationships with the Dubai Mercantile Exchange, the Norwegian derivatives exchange, Imarex, the recently announced Green Exchange and the initiative with LCH remain unchanged under the terms of the agreement and will complement CME Group’s existing partnerships with BM&F and Korea Exchange.

The transaction is subject to approvals of regulators, shareholders of both companies and NYMEX members, as well as the satisfaction of customary closing conditions. The boards of directors of CME Group and NYMEX have each unanimously approved the transaction and each director on the boards of NYMEX and CME Group has indicated an intent to vote in favor of the merger. The closing of the transaction will be conditioned on, among other things, the regulatory, shareholder and membership approvals described above, at least 75 percent of the Class A memberships in NYMEX being repurchased by NYMEX and approval of amendments to the NYMEX certificate of incorporation and bylaws by the NYMEX members. Following the merger, trading privileges will be provided through a new trading permit program. Subject to necessary consents and approvals, the companies expect to close the merger in the fourth quarter of 2008.

Lehman Brothers, Goldman Sachs and William Blair are acting as financial advisors to CME Group, and Skadden, Arps, Slate, Meagher & Flom LLP is acting as CME Group’s legal advisor. JP Morgan and Merrill Lynch are acting as financial advisors to NYMEX, Sandler O’Neill is acting as special financial adviser to NYMEX in connection with NYMEX Class A memberships, and Weil, Gotshal & Manges LLP is acting as NYMEX’s legal advisor.

Conference Call

There will be an analyst and investor conference call conducted by management teams of both CME Group and NYMEX to discuss the transaction, today at 8:30 a.m. Eastern time (7:30 a.m., Central). A live audio Webcast of the call will be available on the Investor Relations section of CME Group’s Web site at http://www.cmegroup.com and on NYMEX’s Web site at http://www.nymex.com. An archived recording will be available for up to two months after the call. A call-in number is also available: domestic 866.277.1181, international 617.597.5358; passcode is 30790866.

About CME Group

CME Group (www.cmegroup.com) is the world’s largest and most diverse exchange. Formed by the 2007 merger of the Chicago Mercantile Exchange (CME) and the Chicago Board of Trade (CBOT), CME Group serves the risk management needs of customers around the globe. As an international marketplace, CME Group brings buyers and sellers together on the CME Globex electronic trading platform and on its trading floors. CME Group offers the widest range of benchmark products available across all major asset classes, including futures and options based on interest rates, equity indexes, foreign exchange, agricultural commodities, and alternative investment products such as weather and real estate. CME Group is traded on the New York Stock Exchange and NASDAQ under the symbol “CME.”

About NYMEX Holdings, Inc.

NYMEX Holdings, Inc. (NYSE: NMX) is the parent company of the New York Mercantile Exchange, Inc., the world’s largest physical commodities exchange, offering futures and options trading in energy, metals and other contracts and clearing services for more than 400 off-exchange contracts. Through a hybrid model of open outcry floor trading and electronic trading on the CME Globex® electronic platform, as well as clearing off-exchange instruments through NYMEX ClearPort® Clearing, NYMEX offers crude oil, petroleum products, natural gas, coal, electricity, gold, silver, copper, aluminum, platinum group metals, emissions, and soft commodities contracts for trading and clearing virtually 24 hours each day. Further information about NYMEX Holdings, Inc. and the New York Mercantile Exchange, Inc. is available on the NYMEX website at http://www.nymex.com/.

Additional Information

Forward Looking Statements:

This press release may contain forward-looking information regarding CME Group Inc. and NYMEX Holdings, Inc. and the combined company after the completion of the merger that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the benefits of the business combination transaction involving CME Group and NYMEX Holdings, including future financial and operating results, the new company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based on current beliefs, expectations, forecasts and assumptions of CME Group’s and NYMEX Holdings’ management which are subject to risks and uncertainties which could cause actual outcomes and result to differ materially from these statements. Other risks and uncertainties relating to the proposed transaction include, but are not limited to the satisfaction of conditions to closing; including receipt of shareholder, antitrust, regulatory and other approvals on the proposed terms and schedule; the proposed transaction may not be consummated on the proposed terms and schedule; uncertainty of the expected financial performance of CME Group following completion of the proposed transaction; CME Group may not be able to achieve the expected cost savings, synergies and other strategic benefits as a result of the proposed transaction or may take longer to achieve the cost savings, synergies and benefits than expected; the integration of NYMEX Holdings with CME Group’s operations may not be successful or may be materially delayed or may be more costly or difficult than expected; general industry and market conditions; general domestic and international economic conditions; and governmental laws and regulations affecting domestic and foreign operations.

For more information regarding other related risks, see Item 1A of CME Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and Item 1A of NYMEX’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007. Copies of said 10-Ks are available online at http://www.sec.gov or on request from the applicable company. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Except for any obligation to disclose material information under the Federal securities laws, CME Group and NYMEX Holdings undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this press release.

Important Merger Information

In connection with the proposed transaction, the parties intend to file relevant materials with the Securities and Exchange Commission (“SEC”), including a joint proxy statement/prospectus. Such documents, however, are not currently available. Investors are urged to read the joint proxy statement/prospectus regarding the proposed transaction when it becomes available, because it will contain important information. Investors will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about CME Group and NYMEX Holdings without charge, at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC. Copies of the joint proxy statement/prospectus can also be obtained, without charge, once they are filed with the SEC, by directing a request to CME Group Inc., Attention: Shareholder Relations, 20 S. Wacker Drive, Chicago, Illinois 60606 , (312) 930-1000 or NYMEX Holdings, Inc., Attention: Investor Relations, at One North End Avenue, World Financial Center, New York, New York 10282, (212) 299-2000.

CME Group and NYMEX Holdings and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from CME Group and NYMEX Holdings shareholders in respect of the proposed transaction. Information regarding CME Group and NYMEX Holdings’ directors and executive officers is available in their respective proxy statements for their 2007 annual meeting of stockholders. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available. This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.